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                                                                     EXHIBIT 8.1


                        [SULLIVAN & CROMWELL LETTERHEAD]


                                                                January 12, 1998


H.F. Ahmanson & Company,
4900 Rivergrade Road,
Irwindale, California 91706


Dear Ladies and Gentlemen:

     We have acted as special counsel to H. F. Ahmanson & Company ("Ahmanson") in connection with the Registration Statement on Form S-4 of Ahmanson filed with the Securities and Exchange Commission (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "The Merger -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "The Merger -- Certain Federal Income Tax Consequences" and to the incorporation by reference of this opinion (and consent) in a registration statement to be filed by Ahmanson pursuant to Rule 462(b) under the Securities Act of 1933. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,


                                          /s/ SULLIVAN & CROMWELL